EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Vision Bioenergy, Inc.


We herby consent to the use in the Prospectus constituting part of the Registration Statement of Vision Bioenergy, Inc. on Form SB-2 of our report dated December 6, 2004, on the financial statements of Vision Bioenergy, Inc. for the period from September 3, 2004 (inception) through to November 30, 2004, which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such registration statement.

/s/ Sherb & Co., LLP

New York, New York
December  10, 2004